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                                                                    EXHIBIT 23.1

                          Independent Auditors' Consent

The Board of Directors
Willbros Group, Inc.

We consent to the use of our reports dated February 5, 2002, relating to the consolidated balance sheets of Willbros Group, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2001, and the related financial statement schedule, included in Amendment Number 1 on Form 10-K/A which is incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report on the consolidated financial statements refer to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and certain provisions of SFAS No. 142, "Goodwill and Other Intangible Assets" in 2001.



                                       /s/ KPMG LLP
                                       ---------------------------



Houston, Texas
November 21, 2002